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                                                                  EXHIBIT 10.18


                             STOCKHOLDERS AGREEMENT
                                       OF
                                RBS GLOBAL, INC.

This Stockholders Agreement ("AGREEMENT") is entered into as of this 25th day of November, 2002, by and among RBS Global, Inc. (the "COMPANY"), Carlyle Partners III, L.P., a Delaware limited partnership ("CPIII"), CPIII Coinvestment, L.P., a Delaware limited partnership ("COINVESTMENT"), and Carlyle High Yield Partners, L.P., a Delaware limited partnership ("HIGH YIELD PARTNERS" and collectively with CPIII and Coinvestment, the "INITIAL CARLYLE STOCKHOLDERS"), and the Persons listed on the signature pages attached hereto (each individually, a "MANAGEMENT STOCKHOLDER," and collectively, the "MANAGEMENT STOCKHOLDERS"). These parties are sometimes referred to herein individually by name or as a "PARTY" and collectively as the "PARTIES". The Initial Carlyle Stockholders, together with (i) any person or entity (other than a Management Stockholder) to which the Initial Carlyle Stockholders may hereafter sell, assign, transfer, convey, pledge or otherwise dispose of (collectively, "TRANSFER") any shares of common stock, par value $0.01 per share, of the Company ("COMMON STOCK") and
(ii) any Affiliates (as defined below) of the Initial Carlyle Stockholders to which the Company may hereafter issue shares of Common Stock that executes a copy of this Agreement are sometimes collectively referred to herein as the "CARLYLE STOCKHOLDERS". For purposes of this Agreement, "AFFILIATE" shall mean, with respect to any individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature (each, a "PERSON"), any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where "control" shall have the meaning given such term under Rule 405 of the Securities Act of 1933, as amended (the "Act"). For purposes of this Agreement, Affiliates of the Initial Carlyle Stockholders shall include all Persons directly or indirectly controlled by TC Group, L.L.C., a Delaware limited liability company.

                                    RECITALS:

                  WHEREAS, each of the Management Stockholders is an employee, executive officer or director of the Company or one or more subsidiaries of the Company;

                  WHEREAS, the Company has issued (or may hereafter issue) to each Management Stockholder shares of Common Stock as a result of (i) the purchase of Common Stock by the Management Stockholders; (ii) the exercise by the Management Stockholder of vested options to purchase Common Stock ("VESTED OPTIONS"), which options were issued (or may hereafter be issued) to the Management Stockholder pursuant to the Stock Option Plan of RBS Global, Inc. (the "STOCK OPTION PLAN"); or (iii) any other employee benefit plan hereafter adopted by the board of directors of the Company (the "BOARD OF DIRECTORS") and/or pursuant to any stock purchase plan hereafter adopted by the Board of Directors (each, a "PURCHASE PLAN"); and

                  WHEREAS, the Company, the Initial Carlyle Stockholders and the Management Stockholders desire to enter into this Agreement to provide for certain matters with respect to the ownership and transfer by the Management Stockholders of the shares of Common Stock now or hereafter issued or sold to any Management Stockholders as a result of the (i) the purchase of


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Common Stock by the Management Stockholders from the Company or any Carlyle
Stockholder; (ii) the exercise of Vested Options; or (iii) the issuance of Common Stock to the Management Stockholders pursuant to any Purchase Plan (collectively, the "RESTRICTED SHARES").

                                   AGREEMENT:

                  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. RESTRICTIONS ON TRANSFERS.

                  (a) Except as otherwise set forth below, the Management Stockholders shall not Transfer any Restricted Shares. Any purported Transfer in violation of the provisions of this Section 1 shall be null and void and shall have no force or effect.

                  (b) Nothing in Section 1(a) shall prevent the Transfer of any Restricted Shares by any Management Stockholder to (i) the Company, the Initial Carlyle Stockholders, or any Affiliate of each; (ii) any member of a Management Stockholder's immediate family or trusts for their benefit provided the Management Stockholder retains the sole and exclusive right to vote and dispose of any Restricted Shares transferred to the family member or trust; and (iii) upon a Management Stockholder's death, the Management Stockholder's executors, administrators, testamentary trustees, legatees and beneficiaries.

                  (c) Each Management Stockholder agrees that, as a condition precedent to any transfer described in Section 1(b), each transferee described in Section 1(b) (other than the Company, the Initial Carlyle Stockholders or any Affiliate of each) shall deliver to the Company a copy of this Agreement signed by such transferee.

         SECTION 2. RIGHTS TO REPURCHASE SHARES.

                  (a) For a period of six (6) months following the later of
(i) the Termination of Employment (as defined below) or the Termination of Directorship (as defined below) of any Management Stockholder; and (ii) the exercise or expiration, in accordance with the terms of the Stock Option Plan or any stock option agreement issued thereunder, of all Vested Options held by any Management Stockholder as of the time of the Management Stockholder's Termination of Employment or Termination of Directorship, the Company may elect to repurchase Restricted Shares held by the Management Stockholder or his or her successor in interest thereunder ("CALL Right"). The Call Right may be exercised more than once, but must be exercised with respect to all (but not less than all) of the Restricted Shares outstanding on the date of any Call Notice (as defined below). The repurchase price payable by the Company upon exercise of the Call Right ("REPURCHASE PRICE") shall be the Fair Market Value (as defined below) of the Restricted Shares subject to the Call Right on the date of the Call Notice. The Call Right shall be exercised by written notice ("CALL NOTICE") to the Management Stockholder given in accordance with Section 8(f) of this Agreement on or prior to the last date on which the Call Right may be exercised by the Company.


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                  (b) For purposes of this Agreement, "TERMINATION OF
EMPLOYMENT" shall mean the time when the employee-employer relationship between a Management Stockholder and the Company or one of its subsidiaries is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company or one of its subsidiaries. For purposes of this Agreement, "TERMINATION OF DIRECTORSHIP" shall mean the time when a Management Stockholder ceases to be a member of the Board of Directors of the Company or one of its subsidiaries ("Director") for any reason, including, but not by way of limitation, a termination by resignation, failure to be elected, death or retirement. The committee appointed to administer the Stock Option Plan (the "COMPENSATION COMMITTEE") or the Board of Directors shall determine the effect of all matters and questions relating to Termination of Employment or Termination of Directorship.

                  (c) Subject to Section 5 below, the repurchase of Restricted Shares pursuant to the exercise of a Call Right shall take place on the later of
(i) the date specified by the Company which shall in no event be later than sixty (60) days following the date of the Call Notice and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, the Management Stockholder shall transfer the Restricted Shares subject to the Call Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to the Management Stockholder the Repurchase Price. The Company and the Management Stockholder each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Repurchase Price of the Restricted Shares at the earliest practicable date.

                  (d) (i) In the case of any transfer of title or beneficial ownership of Restricted Shares upon default, foreclosure, forfeit, divorce, court order or otherwise, other than by a voluntary decision on the part of a Management Stockholder (each, an "INVOLUNTARY TRANSFER"), the Management Stockholder shall promptly (but in no event later than two days after the Involuntary Transfer) furnish written notice (the "INVOLUNTARY TRANSFER NOTICE") to the Company indicating that the Involuntary Transfer has occurred, specifying the name of the person to whom the shares were transferred (the "INVOLUNTARY TRANSFEREE"), giving a detailed description of the circumstances giving rise to, and stating the legal basis for, the Involuntary Transfer.

                      (ii) Upon the receipt of the Involuntary Transfer Notice, and for 60 days thereafter, the Company shall have the right to elect to repurchase, and the Involuntary Transferee shall have the obligation to sell, all (but not less than all) of the Restricted Shares acquired by the Involuntary Transferee for a repurchase price equal to the Fair Market Value of such shares of Common Stock as of the date of the Involuntary Transfer (the "INVOLUNTARY TRANSFER REPURCHASE PRICE" and such right, the "INVOLUNTARY TRANSFER REPURCHASE RIGHT"). The Involuntary Transfer Repurchase Right shall be exercised by written notice (the "INVOLUNTARY TRANSFER REPURCHASE NOTICE") to the Involuntary Transferee given in accordance with Section 8(f) of this Agreement on or prior to the last date on which the Involuntary Transfer Repurchase Right may be exercised by the Company.


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                      (iii)   Subject to Section 5 below, the repurchase of
         Restricted Shares pursuant to the exercise of the Involuntary Transfer Repurchase Right shall take place on the later of (i) the date specified by the Company which shall in no event be later than sixty
         (60) days following the date of the Involuntary Transfer Repurchase Notice and (ii) within ten (10) days following the receipt by the Company of all necessary governmental approvals. On such date, the Involuntary Transferee shall transfer the Restricted Shares subject to the Involuntary Transfer Repurchase Notice to the Company, free and clear of all liens and encumbrances, by delivering to the Company the certificates representing the Restricted Shares to be purchased, duly endorsed for transfer to the Company or accompanied by a stock power duly executed in blank, and the Company shall pay to the Involuntary Transferee the Involuntary Transfer Repurchase Price. The Company and the Involuntary Transferee each shall use his, her or its reasonable efforts to expedite all proceedings contemplated hereunder to obtain a determination of the Involuntary Transfer Repurchase Price of the Restricted Shares at the earliest practicable date.

                  (e) The Fair Market Value of Restricted Shares shall be determined by the Board of Directors as follows:

                      (i) if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Securities Exchange Act of 1934, as amended), each share of Common Stock to be repurchased shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which the shares are then trading, on the 20 trading days immediately preceding such date;

                      (ii) if the Common Stock is not traded on a National Securities Exchange but is quoted on the NASDAQ Stock Market or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock to be repurchased shall be valued at the average of the last sales price on each of the 20 trading days immediately preceding such date as reported by the NASDAQ Stock Market or such successor quotation system; or

                      (iii) if the class of Common Stock is not publicly traded on a National Securities Exchange and is not quoted on the NASDAQ Stock Market or a successor quotation system, the Fair Market Value of the Common Stock to be repurchased shall be determined in good faith by the Compensation Committee or the Board of Directors. In the event the Management Stockholder disagrees with the valuation determined by the Compensation Committee or the Board of Directors, the Management Stockholder may choose an independent appraiser to conduct a valuation of the Common Stock. The selection of the independent appraiser shall be subject to the Company's approval, which approval shall not be unreasonably withheld. The fees and expenses of the independent appraiser shall be borne equally by the Management Stockholder and the Company.

         SECTION 3. BRING-ALONG RIGHTS.

                  (a) If any Carlyle Stockholder at any time, or from time to time, in one transaction or a series of related transactions, proposes to Transfer shares of Common Stock to one or more Persons that is not an Affiliate of the Initial Carlyle Stockholders (a "THIRD PARTY


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PURCHASER"), then the Carlyle Stockholder(s) shall have the right (a
"BRING-ALONG RIGHT"), but not the obligation, to require each Management Stockholder to tender for purchase to the Third Party Purchaser, on the same terms and conditions as apply to the selling Carlyle Stockholder(s), a number of Restricted Shares and Vested Options (including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser) that, in the aggregate, equal the lesser of (A) the number derived by multiplying
(1) the total number of Restricted Shares owned by the Management Stockholder (including Restricted Shares issuable in respect of all Vested Options held by the Management Stockholder whether or not exercised and including any options that vest as a result of the consummation of the Transfer to the Third Party Purchaser); by (2) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by the Carlyle Stockholder(s) in connection with the transaction or series of related transactions and the denominator of which is the total number of the then outstanding shares of Common Stock held by all Carlyle Stockholders(s); or (B) the number of shares as the Carlyle Stockholder(s) shall designate in the Bring-Along Notice (as defined below).

                  (b) If any Carlyle Stockholder elects to exercise its Bring-Along Right under this Section 3 with respect to the Restricted Shares held by the Management Stockholders, the Carlyle Stockholder shall notify each Management Stockholder in writing (collectively, the "BRING-ALONG NOTICES"). Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of shares of Common Stock proposed to be sold by the Carlyle Stockholder to the Third Party Purchaser(s); (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer ("THIRD PARTY TERMS"); and (iii) the number of Restricted Shares and Vested Options that the Carlyle Stockholder elects each Management Stockholder to sell in the Transfer. The Bring-Along Notices shall be given at least five (5) days before the closing of the proposed Transfer.

                  (c) Upon the giving of a Bring-Along Notice, each Management Stockholder shall be obligated to sell the number of Restricted Shares and Vested Options set forth in each Management Stockholder's Bring-Along Notice on the Third Party Terms.

                  (d) At the closing of the Transfer to any Third Party Purchaser(s) pursuant to this Section 3, the Third Party Purchaser(s) shall remit to the Management Stockholder the consideration for the total sales price of the Common Stock and Vested Options held by the Management Stockholder sold pursuant hereto MINUS any consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, and MINUS the aggregate exercise price of any Vested Options being Transferred by the Management Stockholder to the Third Party Purchaser(s), against delivery by the Management Stockholder of certificates for Common Stock, duly endorsed for Transfer or with duly executed stock powers and an instrument evidencing the transfer or the cancellation of the Vested Options subject to the Bring-Along Right reasonably acceptable to the Company, and the compliance by the Management Stockholder with any other conditions to closing generally applicable to the Carlyle Stockholder(s) and all other holders of Common Stock selling shares in the transaction.


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         SECTION 4. TAG ALONG RIGHTS.

                  (a) In the event that, at any time prior to the date on which the Company consummates a sale of shares of Common Stock in an initial public offering of shares of Common Stock registered pursuant to the Securities Act of 1933, as amended, the Carlyle Stockholders propose to Transfer shares of Common Stock to a Third Party Purchaser, in a single Transfer or a series of related Transfers constituting a Company Sale (as defined in Section 4(d) below), then each Management Stockholder shall have the right (the "TAG-ALONG RIGHT") to require that the proposed Third Party Purchaser purchase from such Management Stockholder up to the number of whole Restricted Shares equal to the number derived by multiplying (x) the total number of shares of Common Stock that the proposed Third Party Purchaser has agreed or committed to purchase, BY (y) a fraction, the numerator of which is the total number of Restricted Shares (other than shares issued or issuable upon the exercise of options) owned by the Management Stockholder, and the denominator of which is the aggregate number of shares of Common Stock (other than shares issued or issuable upon the exercise of options) owned by all Carlyle Stockholders, the Management Stockholder and all other holders of Common Stock who have exercised a Tag-Along Right similar to the rights granted to the Management Stockholder in this Section 4. (The intent of this computation is to accord to the Management Stockholder the right to sell the same percentage of its holdings of Common Stock as the Carlyle Stockholders are entitled to sell in such a transaction). Any Restricted Shares purchased from the Management Stockholder pursuant to this Section 4(a) shall be purchased upon the same terms and conditions as such proposed Transfer by the selling Carlyle Stockholder(s).

                  (b) The Carlyle Stockholder(s) shall notify each Management Stockholder in writing in the event such Carlyle Stockholder(s) propose to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least seven (7) business days prior to the date on which such Carlyle Stockholder(s) expect to consummate such Transfer (the "SALE NOTICE") which notice shall specify the number of shares of Common Stock which the Third Party Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by any Management Stockholder by delivery of a written notice to Carlyle proposing to sell Restricted Shares (the "TAG-ALONG Notice") within five (5) business days following receipt of the Sale Notice from such Carlyle Stockholder(s). The Tag-Along Notice shall state the number of Restricted Shares that the Management Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Restricted Shares from the Management Stockholder on the same terms and conditions as specified in the Sale Notice, then the Carlyle Stockholder(s) shall not be permitted to sell any shares of Common Stock to the proposed Third Party Purchaser unless the Carlyle Stockholder(s) purchase from the Management Stockholder such specified number of Restricted Shares on the same terms and conditions as specified in such Sale Notice.

                  (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 4, the Third Party Purchaser shall remit to each Management Stockholder who exercised his Tag-Along Right the consideration for the total sales price of the Common Stock held by such Management Stockholder sold pursuant hereto MINUS any such consideration to be escrowed or otherwise held back in accordance with the Third Party Terms, against delivery by such Management Stockholder of certificates for such Common Stock, duly endorsed for


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Transfer or with duly executed stock powers subject to the Tag-Along Right reasonably acceptable to the Company, and the compliance by such Management Stockholder with any other conditions to closing generally applicable to the Carlyle Stockholder(s) and all other holders of Common Stock selling shares in such transaction.

                  (d) For the purpose hereof, "COMPANY SALE" shall mean the consummation of any transaction or series of transactions pursuant to which one or more persons or entities or group of persons or entities (other than the Initial Carlyle Stockholders, its affiliates or any transfer as a result of any liquidation or dissolution of any Carlyle Stockholder) acquires (i) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board of Directors of the Company or its successor(s) (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

         SECTION 5. REPURCHASE DISABILITY

                  (a) Notwithstanding anything to the contrary herein,

                      (i) the Company shall not be required or permitted to purchase any Restricted Shares held by any Management Stockholder or Involuntary Transferee upon exercise of the Call Right, Involuntary Transfer or a Put Right if the Board of Directors determines that:

                              (A) the purchase of Restricted Shares would impair
                      the Company's or its subsidiaries' ability to meet their obligations in the ordinary course of business taking into account any pending or proposed transactions, capital expenditures or other budgeted cash outlays by the Company, including, without limitation, any proposed acquisition of any other entity by the Company or any of its subsidiaries;

                              (B) the Company is prohibited from purchasing the
                      Restricted Shares by applicable law restricting the purchase by a corporation of its own shares; or

                              (C) the purchase of Restricted Shares would
                      constitute a breach of, default, or event of default under, or is otherwise prohibited by, the terms of any loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party (the "FINANCING DOCUMENTS") or the Company is not able to obtain the consent of its senior lender to the purchase of the Restricted Shares.

                     The events described in (A) through (C) above each constitute a "REPURCHASE Disability."

                      (ii) In the event of a Repurchase Disability, the Company shall notify in writing the Management Stockholder or Involuntary Transferee with respect to whom the Call Right, Involuntary Transfer or Put Right has been exercised (a "DISABILITY


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         NOTICE"). The Disability Notice shall specify the nature of the
         Repurchase Disability. The Company shall thereafter repurchase the Restricted Shares described in the Call Notice, Involuntary Transfer Repurchase Notice or Put Notice as soon as reasonably practicable after all Repurchase Disabilities cease to exist (or the Company may elect, but shall have no obligation, to cause its nominee to repurchase the Restricted Shares while any Repurchase Disabilities continue to exist). In the event the Company suspends its obligations to repurchase the Restricted Shares pursuant to a Repurchase Disability, (A) the Company shall provide written notice to each applicable Management Stockholder or Involuntary Transferee as soon as practicable after all Repurchase Disabilities cease to exist (the "REINSTATEMENT NOTICE"); (B) the Fair Market Value of the Restricted Shares subject to the Call Notice, Involuntary Transfer Repurchase Notice or Put Notice shall be determined as of the date the Reinstatement Notice is delivered to the Management Stockholder or Involuntary Transferee, which Fair Market Value shall be used to determine the Repurchase Price or Involuntary Transfer Repurchase Price in the manner described above; and (C) the repurchase shall occur on a date specified by the Company within ten
         (10) days following the determination of the Fair Market Value of the Restricted Shares to be repurchased as provided in subsection (B) above.

         SECTION 6. COOPERATION.

                  (a) In the event that any Carlyle Stockholder exercises its rights pursuant to Section 3 or in connection with any Company Sale, each Management Stockholder shall consent to and raise no objections against the transaction, and if the transaction is structured as a sale of stock, each Management Stockholder shall take all actions that the Board of Directors and the Carlyle Stockholders reasonably deem necessary or desirable in connection with the consummation of the transaction. Without limiting the generality of the foregoing, each Management Stockholder agrees to (i) consent to and raise no objections against the transaction; (ii) execute any Common Stock purchase agreement, merger agreement or other agreement entered into with the Third Party Purchaser with respect to the transaction setting forth the Third Party Terms and any ancillary agreement with respect thereto; (iii) vote the Common Stock held by the Management Stockholder in favor of the transaction; and (iv) refrain from the exercise of dissenters' appraisal rights with respect to the transaction.

                  (b) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Act, may be available with respect to the negotiation or transaction (including a merger, consolidation, or other reorganization), each Management Stockholder shall, if requested by the Company, appoint a purchaser representative (as defined in Rule 501 of the Act) reasonably acceptable to the Company. If the purchaser representative is designated by the Company, the Company shall pay the fees of the purchaser representative, but if any Management Stockholder appoints another purchaser representative, the Management Stockholder shall be responsible for the fees of the purchaser representative so appointed.

                  (c) Each Management Stockholder shall bear its pro-rata share of the costs of any transaction in which it sells Restricted Shares or Vested Options (based upon the number of Restricted Shares and Vested Options held by the Management Stockholder that are sold in such


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transaction) to the extent such costs are incurred for the benefit of all holders of Common Stock and Vested Options and are not otherwise paid by the Company or the acquiring party.

         SECTION 7. TERMINATION. This Agreement shall terminate on the first to occur of:

                  (a) The date the Company consummates an underwritten public offering of at least $50 million of Common Stock by the Company pursuant to an effective registration statement filed by the Company with the United States Securities and Exchange Commission (other than on Forms S-4 or S-8 or successors to such forms) under the Act; or

                  (b) The complete liquidation of the Company or the sale, lease or other disposition by the Company of all or substantially all of the Company's assets; or

                  (c) The execution of a resolution of the Board of Directors terminating the Agreement. Notwithstanding the foregoing, a Stockholder's Tag-Along Right shall survive a termination of this Agreement pursuant to this
Section 7(c).

         SECTION 8. MISCELLANEOUS.

                  (a) LEGENDS. Each certificate representing the Restricted Shares shall bear the following legends:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."

                  "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF [DATE]. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

                  (b) SUCCESSORS, ASSIGNS AND TRANSFEREES. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee of the Restricted Shares and shall also apply to any Restricted Shares acquired by any Management Stockholder after the date hereof.

                  (c) SPECIFIC PERFORMANCE, ETC. Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of the Party's rights under this Agreement. Each Party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a


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breach by the Party of the provisions of this Agreement and each Party hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

                  (e) INTERPRETATION. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

                  (f) NOTICES. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five (5) days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices, provided that notices of a change of address shall be effective only upon receipt thereof).

                      (i)     If to the Company at:

                              Rexnord Corporation

                              --------------------------

                              --------------------------

                              --------------------------
                              Attention:

                              with copies to the Carlyle Stockholders at the address listed below and:

                              Latham & Watkins
                              555 Eleventh Street, N.W.
                              Tenth Floor
                              Washington, D.C.  20004
                              Attention: Daniel T. Lennon
                              Facsimile: 202-637-2201

                      (ii)    If to the Carlyle Stockholders at:

                              TC Group, LLC
                              1001 Pennsylvania Avenue, NW
                              Suite 220 South
                              Washington, DC  20004
                              Attention: Jerome H. Powell
                              Facsimile: 202-347-1818

                              with a copy to Latham & Watkins, at the address given above.


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                      (iii)   If to a Management Stockholder, to the address set
forth on the Management Stockholder's signature page hereto.

                  (g) RECAPITALIZATION, EXCHANGE, ETC. AFFECTING THE COMPANY'S STOCK. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

                  (h) COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

                  (i) ATTORNEY'S FEES. In any action or proceeding brought to enforce any provision of this Agreement, each party shall pay its own attorney's fees and expenses regardless of whether in the opinion of the court or arbitrator deciding the action or proceeding there is a prevailing party.

                  (j) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

                  (k) AMENDMENT. This Agreement may be amended by resolution of the Board of Directors provided the amendment has been approved by the Initial Carlyle Stockholders. At any time hereafter, additional Management Stockholders may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.

                  (l) TAX WITHHOLDING. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Management Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Restricted Share or any option to purchase Restricted Shares.

                  (m) NO ADDITIONAL RIGHTS. Nothing contained in this Agreement
(i) obligates the Company or any Affiliate of the Company to employ any Management Stockholder in any capacity whatsoever; (ii) confers upon any Management Stockholder the right to continue to serve as a Director,
(iii) prohibits or restricts the Company or any Affiliate of the Company from terminating the employment, if any, of any Management Stockholder at any time or for any reason whatsoever, with or without cause; or (iv) restricts in any way the rights of the stockholders of the Company or any of its subsidiaries, to remove any Management Stockholder as a Director at any time for any reason whatsoever. Each Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever concerning his or her employment or directorship, or continued employment by the Company or any Affiliate of the Company.

                  (n) OFFSETS. The Company shall be permitted to offset and reduce from any amounts payable to a Management Stockholder the amount of any indebtedness or other obligation or payment owing to the Company by the Management Stockholder .

                  (o) ENTIRE AGREEMENT. This writing constitutes the entire agreement of the Parties with respect to the subject matter hereof.

                            [signature pages follow]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written above.

                              RBS GLOBAL, INC.


                              By:  /s/ PRAVEEN R. JEYARAJAH
                                   ---------------------------------------
                                   Name:  Praveen R. Jeyarajah
                                   Title: Vice President

                              CARLYLE PARTNERS III, L.P.

                              By:  TC Group III, L.P., its General Partner
                              By:  TC Group III, L.L.C., its General Partner
                              By:  TC Group, L.L.C., its Managing Member
                              By:  TCG Holdings, L.L.C., its Managing Member


                              By:  /s/ PRAVEEN R. JEYARAJAH
                                   ---------------------------------------
                                   Name:  Praveen R. Jeyarajah
                                   Title: Managing Director


                              CP III COINVESTMENT, L.P.


                              By:  TC Group III, L.P., its General Partner
                              By:  TC Group III, L.L.C., its General Partner
                              By:  TC Group, L.L.C., its Managing Member
                              By:  TCG Holdings, L.L.C., its Managing Member


                              By:  /s/ PRAVEEN R. JEYARAJAH
                                   ---------------------------------------
                                   Name:  Praveen R. Jeyarajah
                                   Title: Managing Director


                              CARLYLE HIGH YIELD PARTNERS, L.P.


                              By:  TCG High Yield, L.L.C., its General Partner
                              By:  TCG High Yield Holdings, L.L.C.,
                                   its Managing Member
                              By:  TC Group, L.L.C., its sole Member
                              By:  TCG Holdings, L.L.C., its Managing Member


                              By:  /s/ PRAVEEN R. JEYARAJAH
                                   ---------------------------------------
                                   Name:  Praveen R. Jeyarajah
                                   Title: Managing Director


                  Each Management Stockholder has agreed to be bound by the terms of this Agreement by execution and deliver of the signature page set forth as Exhibit A hereto.

                                   EXHIBIT A

                                SIGNATURE PAGE
                                      TO
                           STOCKHOLDERS AGREEMENT OF
                               RBS GLOBAL, INC.


                  By execution of this signature page, Michael Andrzejewski hereby agrees to become a party (as a Management Stockholder) to, be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement of RBS Global, Inc. dated as of November 25, 2002 by and among Michael Andrzejewski, Carlyle Partners III, L.P., CPIII Coinvestment, L.P., Carlyle High Yield Partners, L.P. and certain other parties named therin, as amended from time to time thereafter.



                                          /s/ MICHAEL ANDRZEJEWSKI
                                          ------------------------------------
                                          Michael Andrzejewski



                                          [Address]

                                          6670 Hillridge Drive
                                          ------------------------------------
                                          Greendale, WI 53129
                                          ------------------------------------


Accepted:

RBS Global, Inc.



By:    /s/ PRAVEEN R. JEYARAJAH
       -------------------------------
Name:
       -------------------------------
Title:
       -------------------------------